Exhibit 4.17



                                    AMENDMENT
                                      NO. 2
                                     TO THE
                      PERRY DISTRIBUTORS, INC. 401(k) PLAN

         WHEREAS, Perry Distributors, Inc. ("Company") maintains the Perry Distributors, Inc. 401(k) Plan; and

         WHEREAS, the Company is authorized under Section 15.1 of the Plan to amend the Plan; and

         WHEREAS, the Company desires to amend the Plan to coordinate its provisions with the appointment of The Northern Trust Company as Trustee for the Plan, The Northern Trust Company of Connecticut as the Named Fiduciary for the Plan and the Employee Benefits Administration Committee which will be responsible for certain plan administration and fiduciary matters (the "Appointments")

         NOW, THEREFORE, the Plan is hereby amended, effective on the effective date of the Appointments, as follows:

1. Article 2 of the Plan is hereby amended by revising the definition of "Fund Document" to read:

                  "Fund Document" means any trust agreement with a trustee, group annuity contract with an insurance company or investment management agreement with an investment manager (as that term is defined in Section 3(38) of ERISA) entered into by the Sponsor or its designee and containing the terms and conditions under which the trustee, insurance company or investment manager is to hold, administer, invest or distribute any part or all of the Fund."

2.       Section 1.5 of the Plan is hereby amended to read:

                  "1.5 Funding and the Fund Fiduciary. Plan benefits are to be paid out of the Fund established by the Sponsor and held by the Fund Fiduciary under the terms of the Fund Document associated with this Plan. "Fund Fiduciary" means any trustee, insurance company, custodian or investment manager (as that term is defined in Section 3(38) of ERISA) which may hold or direct the investment of the Plan assets under the terms of a Fund Document."

3.       Section 12.4 of the Plan is hereby renumbered as 12.4(A) and a new section 12.4(B) is hereby added to read:

                  "12.4(B) Powers and Responsibility of the Employee Benefits Administration Committee ("EBAC").

         Notwithstanding anything in the Plan to the contrary, EBAC has the authority and responsibility to undertake the following:

         1) monitor compliance with the Plan's investment policies and address failures to comply with the policies;

         2) manage and supervise the Trustee, including performance reviews;

         3)       act as the Plan Administrator for the Plan;

         4) assume general fiduciary responsibility for the administration and operation of the Plan, except as is delegated to the Trustee and/or an Investment Manager (within the meaning of Section 3(38) of ERISA;

         5) arrange for an annual presentation to the Board of Directors of the Employer concerning compliance, investment performance and funding status for the Plan;

         6)       execute and adopt plan amendments as follows:

                  (1) to effect changes required under applicable law and nonmaterial ministerial matters; and

                  (2) to implement the actions of the EBAC taken in accordance with the delegation of authority given to it by the Employer.

         Notwithstanding anything herein to the contrary, EBAC may establish its own operating policies and procedures which shall be deemed to be a part of the Plan."

4.       Section 11.3(b)(ii) of the Plan is amended to read as follows:

                       (ii) Member Investment Designations

                  (A) Members may, at any time, subject to any procedures established by the Administrator (the Members' Direction Procedures), direct the Fund Fiduciary appointed to invest all of their Plan Accounts in specific assets, specific funds or other investments permitted under the Plan, or transfer such account balances, in whole or in part, at any time by notifying the Fund Fiduciary among such investments as permitted under the Plan. Such allocations and transfers may be made in any integral percentage from 0% to 100%. That portion of the interest of any Member so directing will thereupon be considered a Member's Directed Account.

                              The Fund Fiduciary shall be obligated to comply
                  with Members' investment instructions except in the following limited circumstances:

                           (1)      Implementation of the investment
                                    instructions by Members and Beneficiaries which would result in a prohibited transaction described in ERISA Section 406 or Section 4975 of the Code.

                           (2) Implementation of the investment instruction which would generate income that would be taxable to the Plan.

                           (3) Implementation of the investment instruction which:

                                    (i)      would not be in accordance with the
                                             documents and instruments governing
                                             the Plan insofar as such documents
                                             and instruments are consistent with
                                             the provisions of Title I of ERISA;

                                    (ii)     would cause a fiduciary to maintain
                                             the indicia of ownership of any
                                             assets of the Plan outside the
                                             jurisdiction of the district courts
                                             of the United States other than as
                                             permitted by Section 404(b) of
                                             ERISA and the regulations
                                             thereunder;

                                    (iii)    would jeopardize the Plan's tax
                                             qualified status under the Code;

                                    (iv)     could result in a loss in excess of
                                             a Member's or Beneficiary's account
                                             balance; or

                                    (v)      would result in a direct or
                                             indirect: ' (i) Sale, exchange, or
                                             lease of property between a Sponsor
                                             or any affiliate of the Sponsor and
                                             the Plan except for the acquisition
                                             or disposition of any interest in a
                                             fund, subfund or portfolio managed
                                             by a Sponsor or an affiliate of the
                                             Sponsor, or the purchase or sale of
                                             any qualifying employer security
                                             (as defined in Section 407(d)(5) of
                                             ERISA) which meets the condition of
                                             Section 408(e) of ERISA and item
                                             (iv) of this paragraph (A); (ii)
                                             Loan to a Sponsor or any affiliate
                                             of the Sponsor; (iii) Acquisition
                                             or sale of any employer real
                                             property (as defined in Section
                                             407(d)(2) of ERISA); or (iv)
                                             Acquisition or sale of any employer
                                             security except to the extent that:

                                            o   such securities are qualifying
                                                employer securities (as defined
                                                in section 407(d)(5) of ERISA);

                                            o   such securities are publicly
                                                traded on a national exchange or
                                                other generally recognized
                                                market;

                                            o   such securities are traded with
                                                sufficient frequency and in
                                                sufficient volume to assure that
                                                Member and Beneficiary
                                                directions to buy or sell the
                                                security may be acted upon
                                                promptly and efficiently;

                                            o   information provided to
                                                shareholders of such securities
                                                is provided to Members and
                                                Beneficiaries with accounts
                                                holding such securities;

                                            o   voting, tender and similar
                                                rights with respect to such
                                                securities are passed through to
                                                Members and Beneficiaries with
                                                accounts holding such
                                                securities;

                                            o   information relating to the
                                                purchase, holding, and sale of
                                                securities, and the exercise of
                                                voting, tender and similar
                                                rights with respect to such
                                                securities by Members and
                                                Beneficiaries, is maintained in
                                                accordance with procedures which
                                                are designed to safeguard the
                                                confidentiality of such
                                                information ("Confidentiality
                                                Procedures"), except to the
                                                extent necessary to comply with
                                                Federal laws or state laws not
                                                preempted by ERISA; and

                                            o   the Sponsor designates a
                                                fiduciary who is responsible for
                                                ensuring that: the
                                                Confidentiality Procedures are
                                                sufficient to safeguard the
                                                confidentiality of the
                                                information described in the
                                                preceding subparagraph, such
                                                procedures are being followed,
                                                and an independent fiduciary is
                                                appointed to carry out
                                                activities relating to any
                                                situations which the fiduciary
                                                designated by the Sponsor
                                                determines involve a potential
                                                for undue employer influence
                                                upon Members and Beneficiaries
                                                with regard to the direct or
                                                indirect exercise of shareholder
                                                rights.

                  (B) As of each Valuation Date, all Member Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

                           (1) To the extent that the assets in a Member's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Member's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Member's share of such pooled investment.

                           (2) To the extent that the assets in the Member's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                  (C) The Administrator shall provide an explanation of the circumstances under which Members and their Beneficiaries may give investment instructions, which may include the following:

                           (1) the conveyance of instructions by the Members and their Beneficiaries to invest Member Directed Accounts in Directed Investments. "Directed Investment" means a specific investment that is available under the Plan and which may be acquired or disposed pursuant to the investment direction of a Member;

                           (2) the name, address and phone number of the Fund Fiduciary (and, if applicable, the person or persons designated by the Fund Fiduciary to act on its behalf) responsible for providing information to the Member or a Beneficiary upon request relating to the investments in Directed Investments;

                           (3) applicable restrictions on transfers to and from any Directed Investment;

                           (4) a description of any transaction fees and expenses which affect the balances in Member Directed Accounts in connection with the purchase or sale of Directed Investments; and

                           (5) general procedures for the dissemination of investment and other information relating to the Directed Investments as deemed necessary or appropriate, including but not limited to a description of the following:

                                    (i)      the investment vehicles available
                                             under the Plan, including specific
                                             information regarding any Directed
                                             Investment;

                                    (ii)     any designated investment managers;
                                             and

                                    (iii)    a description of the additional
                                             information which may be obtained
                                             upon request from the Fund
                                             Fiduciary designated to provide
                                             such information.

                  (D) Any information regarding investments available under the Plan, to the extent not described in any Member direction procedures, may be provided to the Member in one or more written documents.

                  (E) Consistent with ERISA Section 404(c), the following shall apply with respect to the investment by Members and Beneficiaries in qualifying employer securities as defined in Section 407(d)(5) of ERISA ("Employer Securities"):

                           (1) Information provided to shareholders of such Employer Securities shall be provided to Members and Beneficiaries with accounts holding such securities.

                           (2) Voting, tender and similar rights with respect to Employer Securities shall be passed through to Members and Beneficiaries with accounts holding such securities. The Trustee shall vote or tender or take other similar action with respect to such shares solely in accordance with written instructions furnished to it by each Member or Beneficiary. Shares, including fractional shares, for which instructions are not received by the Trustee shall be voted or tendered by the Trustee.

                           (3) Information relating to the purchase, holding, and sale of Employer Securities, and the exercise of voting, tender and similar rights with respect to such securities, by Members and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

                           (4) The Trustee shall be the fiduciary who is responsible for (i) ensuring that any procedures used are sufficient to safeguard the confidentiality of the information described in paragraph 3, (ii) such procedures are being followed, and (iii) the independent fiduciary required by paragraph
                                    (5), below, is appointed when necessary.

                           (5) An independent fiduciary shall be appointed to carry out activities relating to any situations which the fiduciary designated in accordance with paragraph 4, above, determines involve a potential for undue Employer influence upon Members and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                  (F) Any voting, tender or similar rights which are incidental to an ownership interest in any investment offered under the Plan (other than Rite Aid Corporation common stock) shall not be passed through to Members holding an ownership interest in such investment."

         IN WITNESS WHEREOF, this Amendment has been executed this 9th day of April 2003.

                                             Perry Distributors, Inc.


                                             By: /s/ Robert B Sari
                                                 -----------------
                                             Title: Vice President